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
[LOGO OF MONY]          MONY Life Insurance Company of America    Group Flexible Premium
                        An Arizona Stock Company                  Variable Life Enrollment Form
                        P.O. Box 4713                             Form No 15937 (12/02)
                        Syracuse, NY 13221
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MONY Life Insu

                   PART 1 - SECTION A (Complete for All Cases)

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
Name of Proposed insured (first,middle,last)                    Age (nearest birthday)    Birthdate (month/day/year)
                                                [ ]  Male
                                                [ ]  Female
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                                                                                                           Amt of Insurance
Birthplace (state,country)       U.S. Citizen?    If "no", indicate citizenship  Soc Sec./taxpayer ID No.  in Force:
                                 [ ] Yes
                                 [ ] No

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Home Address (street, apt. no., city,state,zip)

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Telephone (home)                                  Telephone (business)                        Occupation

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Employer Name & Address

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Owner/Rightsholder Name                                                                       Social Security/Taxpayer ID #

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Owner/Rightsholder Address (street,city,state,zip)

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Primary Beneficiary(ies) (print full names & relationship to Proposed Insured)                Social Security/Taxpayer ID #

_______________________________________________________  ______________________________________________________  __________

_______________________________________________________  ______________________________________________________  __________

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If living, if not Contingent Beneficiary(ies) (print full names & relationship to             Social Security/Taxpayer ID #
Proposed  Insured)

_______________________________________________________  ______________________________________________________  __________

_______________________________________________________  ______________________________________________________  __________

===========================================================================================================================
Initial Specified Amount         $                (A)           Scheduled (Planned) Periodic          $
                                                                Premium

Term Insurance Rider (if any)    $                (B)           Un scheduled (additional)1st Year     $
                                                                Premium

Initial Target Death Benefit     $                (A)+(B)       Are regularly scheduled increases     [ ] Yes
                                                                In coverage anticipated?              [ ] No
===========================================================================================================================

DEATH BENEFIT OPTION                              OPTIONAL BENEFITS                       DEFINITION OF LIFE INSURANCE TEST
[ ] Option A (Specified Amount)                   [ ]  Guaranteed Death Benefit Rider     [ ] Guideline Premium Test
[ ] Option B (Specified Amount plus Policy Value) [ ]  Term Insurance Rider               [ ] Cash Value Accumulation Test
                                                  [ ]  Other

PREMIUM MODE BILLING METHOD                       CERTIFICATE DATING              PAYOR              PAYOR SOCIAL SECURITY/
[ ] Annual               [ ] Direct Bill          [ ] Specified Date              [ ] Insured        Taxpayer ID No.
[ ] Semi-Annual          [ ] Single Premium           ______________              [ ] Corporation     _____________________
[ ] Quarterly            [ ] List bill            [ ] Date to Save Insured's Age  [ ] Other
[ ] Monthly              [ ] Other

===========================================================================================================================

1    Is the Proposed Insured actively at work on the date this application is signed?         [ ] Yes      [ ] No

2    Has the Proposed Insured been actively at work at the usual place of business for 30 hours per week. (exclusive of weekends, holidays and vacations) for the 90 days
     preceding the application date?                                                          [ ] Yes      [ ] No

3    Has the Proposed insured been hospitalized or treated by a physician in the past
     three months?                                                                            [ ] Yes      [ ] No

4    Will coverage applied for replace or change any life insurance annuities?                [ ] Yes      [ ] No
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
5.   Currently, or during the past 12 months, has the Proposed Insured:

     a.   Smoked one or more cigarettes?                                                      [ ]  Yes     [ ] No
     b.   Used another form of nicotine?                                                      [ ]  Yes     [ ] No
          If "yes", specify type: [ ] pipe [ ] chewing tobacco  [ ] nicotine gum  [ ] cigar  [ ] Other__________
          Amount per day/week___________________________________________________

6.   Is this a 1035 Exchange? (Submit replacement form if required)                           [ ] Yes      [ ] No

7.   Is any other application for life insurance pending or contemplated with this or any
     other company?                                                                           [ ] Yes      [ ] No

REMARKS: If Questions 1 and/or 2 are answered `no', or if Questions 3 and/or 4 are answered "yes", please provide details here:

                              PART 1 - SECTION B INSURABILITY

1.   Personal Physician (give full name and address of the doctor you consult for routine check-ups and physicals)
     Date Last Consulted _____________ Reason _________________ Height _______________ Weight _______________

2.   Has the Proposed Insured:

     a.   Ever been medically diagnosed, medically treated for, or had symptoms of heart trouble, heart murmur, chest pain, stroke, high blood pressure, diabetes, cancer
          or tumor?                                                                                 [ ] Yes  [ ] No
     b.   Ever used cocaine, heroine, LSD, marijuana, or any other narcotic drug or
          controlled substance except as prescribed by a physician?                                 [ ] Yes  [ ] No
     c.   During the past five years had any illness, surgery, or injury requiring
          treatment by a physician, hospital, or medical facility?                                  [ ] Yes  [ ] No
     d.   During the past five years been treated or counseled for mental or emotional trouble, neurological disorder or the use of alcohol or drugs by a physician,
          counselor, psychologist, hospital or clinic?                                              [ ] Yes  [ ] No
     e.   During the past 10 years been diagnosed with or treated for AIDS (Acquired
          Immune Deficiency Syndrome) or HIV (Human Immunodeficiency Virus) infection by a
          member of the medical profession?                                                         [ ] Yes  [ ] No
     f.   Ever been rated, declined or postponed for any life or health insurance?                  [ ] Yes  [ ] No
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Furnish details to "yes" answers including name and address of physicians or medical facilities; dates; treatment, etc.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

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
3.   Within the past two years, has the Proposed Insured:
     a.   Been conflicted of two or more moving violations or driving under the influence
          of alcohol or drugs: or had a driver's license suspended or revoked?                      [ ] Yes  [ ] No
     b.   flown as a pilot or crew member, or engaged in parachuting, hang gliding, ballooning, motorized-racing or underwater diving below 60 feet, or does the
          proposed Insured intend to do so in the future?                                           [ ] Yes  [ ] No
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If 3a and/or 3b is answered "yes", complete Activities Questionnaire.

FOR HOME OFFICE USE ONLY: any Home Office corrections and amendments made after the application was signed are shown either in this space, or on a separate form requiring signed ratification.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

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I represent the statements and answers in this enrollment form to be true and complete. I offer them to MONY Life Insurance Company of America ("the Company") to induce it to issue the certificate or certificate(s) and to accept the payment of premiums thereunder.

I agree that: (1) Payment of the first premium, if after the application date below, will mean that I represent that such statements and answers would be the same if made at the time of such payment; (2) no one but an Executive Officer of the Company may change any contract or waive any of its provisions; (3) when coverage takes effect: if a certificate is issued exactly as applied for and required cost has been received, the certificate will take effect on the date we authorize its delivery or on any later requested Certificate Date. If a certificate is issued either (a) other than as applied for, or (b) exactly as applied for but any required cost remains unpaid, the certificate will take effect on the date it is delivered, provided its delivery and payment of any required cost are made while each person to be insured is living. (4) Acceptance of any certificate issued will ratify any correction in or amendment to the application noted by the Company in the space provided "FOR HOME OFFICE USE in Section B of the application. A Copy of the application attached to the certificate will be sufficient notice of the change made. If the ONLY," laws where the application is made so require (such as MD), any change of amount, class of risk, age at issue, plan of insurance or benefits must be ratified in writing.

UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT:
     . The social security/tax identification number(s) is shown and is the correct taxpayer identification number of the rightsholder (or the rightsholder is waiting for a number to be issued).
     . I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding (does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contribution to an individual arrangement (IRA), and payments other than interest and dividends).

FOR UNDERWRITING AND CLAIM PURPOSES, I PERMIT:
     . Any physician or other medical practitioner, hospital, clinic, other medically related facility, consumer reporting agency, or the Medical Information Bureau (MIB) to give medical information regarding me to the Company or any of its reinsurers. The data includes findings on medical care; psychiatric or psychological care or examinations; or surgery. Also, any insurer or reinsurer may give the company medical data described above and data about current or pending insurance I may have.
     . The Company to get consumer reports; and motor vehicle reports about me.
     . Any employer, business associate, financial institution, insurer, government unit or MIB, Inc. to give the Company any data that they may have about my occupation, avocations, driving record, finances, insurance coverage, general reputation and aviation activities (i.e.:
          "personal information").

I UNDERSTAND THAT:
     . A photocopy or facsimile transmission copy of this form will be as valid as the original. My consent to get medical record information and personal information about me will end two years from the date shown below. If a claim is made during the two year period, then this authorization will remain in effect for no longer than the duration of the claim.
     . I have been given a copy of "MONY's" Information Practices and The Underwriting Process, "including notices regarding consumer reports, and MIB, Inc." I know that I have a right to get a copy of this form, or that I can authorize a person on my behalf to get a copy of it.
     . My records are protected under federal and state law and cannot be disclosed without my written consent unless otherwise provided by law. I further understand that the specific types of information to be disclosed may, if applicable, include: diagnosis, prognosis and treatment for physical and/or emotional illness, including treatment of alcohol or substance abuse for any admissions; diagnosis, prognosis and treatment of HIV infection including HIV test results; and diagnosis, prognosis and treatment for any communicable disease or infection, including sexually transmitted diseases.
     . All or part of the data which the Company gets may be sent to MIB. It may also be disclosed to and used by any Company reinsurer, employee or contractor who performs any business service on any insurance I may have applied for or have with the company. For your protection, the laws of certain states require this notice: Any person who, with intent to defraud or knowing that he/she is committing or facilitating a fraud against an insurer, files an application or claim containing a false or deceptive statement as to any material fact may be guilty of insurance fraud, which may result in loss of coverage under this certificate and may subject t applicant/claimant to criminal prosecution.

I agree to be covered under this certificate. Unless otherwise indicated in this application, I also agree that the corporation named herein as Owner/Rightsholder has ownership rights under this certificate and is designated as beneficiary.

********************************************************************************

Signed at (City & State) __________________________________     on (date) ______
Signature of Insured X   __________________________________

Signature of Owner/Rightsholder (if other than proposed Insured), who agrees to be bound by the representations and Agreements in this and in any other part of this application.

Signature X _______________  Relationship ______________  Address ______________

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Does this application involve replacement or change of existing Life Insurance
or Annuities?                                                                                       [ ] Yes  [ ] No
(Include replacement forms, if appropriate)
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Signature of Registered
Representative/Licensed Agent X  ________________ Contract Code ________________

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                            ACTIVITIES QUESTIONNAIRE

  Complete only if any of Questions 3a and/or 3b of Section B is answered "yes"

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
Name of Proposed Insured                                                                    Date of Birth

I.   AVIATION

                                                                                            HRS. PAST 12 MO.  HRS. NEXT 12 MO.
1.   Private Pilot (for pleasure only)
2.   Professional pilot for: (name of company)
     [ ] Scheduled airline [ ] Non-Scheduled airline  [ ] Company-owned aircraft [ ] Military
3.   As a private or professional pilot, have you ever done:
[ ]  Charter flying [ ] Instructing [ ] Freight transport [ ] Crop dusting
[ ]  Aerobatics [ ] Bush flying [ ] Aerial photography [ ] Test flying
[ ]  Pipeline/power line inspecting [ ] Other
4.   Have you ever flown: [ ] Gliders [ ] Ultralights [ ] Hang gliders
     [ ] Experimental Aircraft: explain:__________________________________

a.   If crew member, describe type of flying duties: ___________________________________________________________________________
b    If pilot: 1) Total pilot-in-command hours:     Civilian _____________________  Military ___________________________________
               2) Type(s) of license(s) held and date(s) if issue: _____________________________________________________________
                     ___________________________________________________________________________________________________________
               3) List special qualifications, ratings, limitations: ___________________________________________________________
                     ___________________________________________________________________________________________________________
               4) Have you had an accident, had your license revoked or suspended, been fined or reprimanded for violation of air regulations? [ ] Yes [ ]No If yes, explain:

c.   Usual area of flying: _____________________________________________________________________________________________________
d.   Type of aircraft flown: ___________________________________________________________________________________________________
e.   Maintenance of aircraft flown: Frequency ____________________  By Whom ____________________________________________________
f.   Which of the following do you prefer if either choice is necessary under the Company's rules
     [ ] Full aviation coverage for face amount at an extra premium [ ]
     [ ] Restricted aviation coverage without an extra premium
Remarks: _______________________________________________________________________________________________________________________
         _______________________________________________________________________________________________________________________

PLEASE SIGN BELOW WHERE INDICATED.
II. SKIN/SCUBA DIVING
NUMBER OF DIVES         UP TO 60 FEET   61-75 FEET  76-100 FEET  OVER 100 FEET
Last 12 Months
Next 12 Months

a.   What type of equipment do you use (skin, scuba, submersible? ______________________________________________________________
b    What are the locations of your diving activities? _________________________________________________________________________
c.   Do you always use the "Buddy system"? [ ] Yes [ ] No
d.   Do you always use the "Diving Flag"? [ ] Yes [ ] No
e.   Do you participate or intend to participate in commercial diving [ ]Yes [ ]No.
f.   Remarks: __________________________________________________________________________________________________________________
              __________________________________________________________________________________________________________________
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PLEASE SIGN BELOW WHERE INDICATED.
III. REPRESENTATION
I represent that all statements and answers to the above questions are true.

Date:                                Proposed Insured's Signature:

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
IV.  SKY DIVING
a.   [ ] Amateur [ ] Professional
b.   Affiliated with parachute club? [ ] Yes [ ] No
c.   Number of jumps: Past 12 Months ___________________________________ Next 12 Months ________________________________________
d.   Other (Please explain): ___________________________________________________________________________________________________
     ___________________________________________________________________________________________________________________________
     ___________________________________________________________________________________________________________________________

PLEASE SIGN BELOW WHERE INDICATED.
V. MOTOR SPORTS
a.  Type of racing: [ ] Championship Cars [ ] Drag Racing [ ] Formula Racing [ ] Motor Cycles [ ] Sports Cars [ ] Stock Cars
    [ ] Other (Please explain): ________________________________________________________________________________________________
b.  Do you compete professionally? [ ] Yes [ ] No
c.  Number of events participated in last year: ________________________________________________________________________________
d.  Number of events anticipated for next year: ________________________________________________________________________________
e.  What is the average speed attained? ___________________________________________________________________________________m.p.h.
f.  What is the maximum speed attained? ___________________________________________________________________________________m.p.h.
g.  Remarks: ___________________________________________________________________________________________________________________
             ___________________________________________________________________________________________________________________

PLEASE SIGN BELOW WHERE INDICATED.
VI. MOTOR BOAT RACING
a.  Type of events entered: [ ] Closed Course [ ] Drag [ ] Jets [ ] Off Shore [ ] Unlimited Hydroplane [ ] Time Speed Trails
    [ ] Other (Please explain): ________________________________________________________________________________________________
b.  What type of craft do you use (hydro-runabout, etc.? _______________________________________________________________________
c.  What is your specific class of competition? ________________________________________________________________________________
d.  Number of events participated in last year: ________________________________________________________________________________
e.  Number of events anticipated for next year: ________________________________________________________________________________
f.  What is the average speed attained? __________________________________________________________________________________m.p.h.
g.  What is the maximum speed attained? __________________________________________________________________________________m.p.h.

PLEASE SIGN BELOW WHERE INDICATED.
VII. AUTOMOBILE DRIVING RECORD
a.   Driver's License No. __________________________ State of __________________________ Expiration Date __________
b.   Date of license suspension or revocation: ________________ For how long? _____________ Date Restored ______________
c.   Reason for suspension or revocation: ______________________________________________________________________________________
     ___________________________________________________________________________________________________________________________
d.   Number of moving violation convictions in the past three years: ___________________________________________________________
     Type of violations: [ ] Speeding: Dates & speeds attained: ________________________________________________________________
                         [ ]  Other (Please explain): __________________________________________________________________________
e.   Have you ever been convicted of driving while under the influence of drugs or alcohol? [ ] Yes [ ] No
     Number of times: __________ Dates: ________________________________________________________________________________________
f.   Remarks: __________________________________________________________________________________________________________________
              __________________________________________________________________________________________________________________

PLEASE SIGN BELOW WHERE INDICATED.
VIII REPRESENTATION
I represent that all statements and answers to the above questions are complete and true.

Date: ________________________ Proposed Insured's Signature: ___________________________________________________________________
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                        AGENT - BROKER/DEALER INFORMATION

AGENT(S)                   CRD#           BROKER/DEALER(S)    COMMISSION SPLIT %

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[LOGO OF MONY]

                PRIVACY PROTECTION IN UNDERWRITING - A SUMMARY OF
                              INFORMATION PRACTICES

With your signed authorization, we may request medical record information (medical history, treatment, physical or mental condition) from your doctors, hospitals, other medical care providers, another insurance company to which you have applied for insurance or have submitted a claim, or Medical Information Bureau ("MIB, Inc.", described below).

Information regarding your insurability will be treated as confidential. Notification and disclosure of positive HIV antibody test results will comply with applicable laws and your test consent form. Generally, information will be sent to third parties only when you have authorized the release of such information. MONY may, however, make a brief report of our underwriting information (but not our decision) to MIB.

You have access to relevant personal information we have obtained about you by submitting a written signed request to us. Medical record information will be disclosed only to a physician you designate or as mandated by state law. A copy of any consumer report about you obtained in the underwriting process will be provided to you by the agency that prepared it if you ask them for it. If requested, we will furnish its name and address to you. MIB, Inc. will also disclose their information to you as stated below. If you believe that any of our information is incorrect, you may request correction or deletion of that item. We will either make the requested change or advise you that we cannot agree to it. In that event, you will be permitted to place a concise statement of your position in our file, which will be included with any subsequent disclosure of the disputed information.

MEDICAL INFORMATION BUREAU ("MIB, INC.")

MIB is a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members and their certificateholders. If you apply for or have life or health insurance coverage with another MIB member company, or submit a claim for benefits to such a company, MIB (upon the member company's request and with your authorization) will supply the information in its file to such a company.

Upon receipt of a request from you, MIB, Inc. will arrange disclosure of any information it may have about you. Medical record information will be disclosed only through a licensed physician or as mandated by state law. If you question the accuracy of information in their file, you may contact MIB, Inc. and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the MIB Information office is P.O. Box 105, Essex Station, Boston, MA 02110. The telephone number is (617) 426-3660.

CONSUMER REPORT(S)

We are required to notify you that we may obtain (with your authorization) one or more "consumer reports" to aid us in evaluating your application. One type of report is known as a "consumer credit report". "Consumer credit reports" are obtained from consumer reporting agencies and they address your credit worthiness, credit history, credit standing and credit capacity. The other type of consumer report ("investigative consumer report") provides information on your character, general reputation, personal characteristics or mode of living and it is obtained through personal interview with third parties such as family members, business associates, financial sources, friends, neighbors, former employers, personal references, or others with whom you are acquainted. With respect to an investigative consumer report, you have the right to make a written request within a reasonable period of time to receive information about the nature and scope of the investigation. You also have the right to request a personal interview in connection with the preparation of this report. Such an interview is commonly part of the investigative procedure in any event.

At your request, we will inform you whether or not a consumer report(s) was obtained, and if such report(s) was obtained, the name and address of the consumer reporting agency(ies) from whom we received the report(s). You may then contact such agency directly to inspect and receive a copy of such reports

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